Exhibit 99

                               Press Release

                                   Dated

                               April 26, 2001




























                               Press Release

Today's date: April 26, 2001                Contact: Bill W. Taylor
Release date: Immediately                   Executive Vice President, C.F.O.
                                            (903) 586-9861

        JACKSONVILLE BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

     Jacksonville, Texas, April 26, 2001 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas today reported net income of $1.1 million, or $.57 per share (basic), for the three month period ended March 31, 2001, a 33% increase in net earnings as compared to the same three month period a year earlier.

     Jerry Chancellor, President and C.E.O., stated, "We have reported still another profitable quarter. Our greatest percentage increase in income came from real estate operations, where we recorded $198,000 in income from real estate sales. We also saw a strong increase in other interest income from deposits in Federal Home Loan Bank and other banks, where $109,000 in interest income was recorded for the quarter, an 85% increase over the comparable quarter last year. Interest income from mortgage-backed securities also increased $151,000, a 25% increase over the same quarter in 2000. Our biggest source of income continues to be interest from our lending operations, some $4.8 million as compared to $4.5 million for the comparable period a year earlier, an increase of 7%.

     "The Company increased net interest income after provision for loan losses to $2.5 million, an increase of 4% as compared to the quarter a year earlier. We have also continued to actively manage our capital structure through a stock repurchase program."

     Net interest income after provision for losses on loans increased to $2.47 million for the three months ended March 31, 2001 from $2.38 million for the period ended March 31, 2000. Total non-interest income increased to $764,000 at March 31, 2001 from $396,000 at March 31, 2000, primarily due to an increase of $192,000 in real estate operations, net, and an increase of $131,000 in fees and deposit service charges. Non-interest expense increased to $1.63 million from $1.56 million for the comparable period a year earlier, a 5% increase.

     Diluted earnings per share increased from $.39 for the quarter ended March 31, 2000, to $.55 for the current quarter, a 41% increase. The Company continued its repurchase of Treasury shares with the purchase of 57,200 additional shares during the quarter, bringing total Treasury shares purchased to 798,460.

     At March 31, 2001, assets totaled $317.5 million, liabilities and deferred income amounted to $282.4 million with stockholders' equity totaling $35.1 million.

     Jacksonville Bancorp, Inc.'s wholly owned subsidiary, Jacksonville Savings Bank, SSB, operates from its headquarters in Jacksonville, Texas, and through its seven branch office network in Tyler (2), Longview (2), Palestine, Athens, and Rusk.






                  JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            (DOLLARS IN THOUSANDS)

                                                         March 31,    September 30,
                                                        -----------    ------------
                                                           2001            2000
                                                        -----------    ------------
                                                        (Unaudited)       (Audited)
ASSETS
  Cash on hand and in banks                            $      2,773   $      2,702
  Interest-bearing deposits                                   8,597          4,819
  Investment securities:
    Held-to-maturity, at cost                                 2,500          5,000
    Available-for-sale, at estimated market value            14,547         17,017
  Mortgage-backed certificates:
    Held-to-maturity, at cost                                 3,122          3,700
    Available-for-sale, at estimated market value            43,839         29,026
  Loans receivable, net                                     230,314        226,854
  Accrued interest receivable                                 2,452          2,524
  Foreclosed real estate, net                                     0            124
  Premises and equipment, net                                 4,768          4,846
  Stock in Federal Home Loan Bank of Dallas, at cost          2,550          2,156
  Investment in real estate at cost                           1,214          1,246
  Mortgage servicing rights                                     642            625
  Other assets                                                  194            828
                                                      -------------  -------------
        Total assets                                  $     317,512  $     301,467
                                                      =============  =============

LIABILITIES
  Deposits                                            $     232,327  $     220,766
  FHLB Advances                                              46,785         41,000
  Advances from borrowers for taxes and insurance             1,953          4,074
  Accrued expenses and other liabilities                      1,244          1,465
                                                      -------------  -------------
        Total liabilities                                   282,309        267,305

DEFERRED INCOME
  Gain on sale of real estate owned                              54             73

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000
    shares authorized; 2,675,972 shares issued;                  27             27
    1,886,581 and 1,967,712 shares outstanding at
    March 31, 2001 and September 30, 2000, respectively
    Additional paid in capital                               22,855         22,743
   Retained earnings, substantially restricted               25,709         24,211
  Less:
    Treasury shares, at cost                                (12,268)       (10,754)
    (798,460 & 708,260 shares, respectively)
    Shares acquired by Employee Stock Ownership Plan         (1,023)        (1,056)
    Shares acquired by Management Recognition Plan              (97)          (181)
    Accumulated other comprehensive income (loss)               (54)          (901)
                                                      -------------  -------------
        Total stockholders' equity                           35,149         34,089
                                                      -------------  -------------
          Total liabilities and stockholders' equity  $     317,512  $     301,467
                                                      =============  =============









                 JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF EARNINGS
                           (DOLLARS IN THOUSANDS)
                                 Unaudited

                                      Six Months Ended       Three Months Ended
                                          March 31,               March 31,
                                      ----------------       ------------------
                                       2001      2000         2001        2000
                                      ------    ------       ------      ------
INTEREST INCOME
  Loans receivable                  $  9,755   $  9,071     $  4,832   $  4,502
  Mortgage-backed securities           1,307      1,210          748        597
  Investment securities                  690        542          336        264
  Other                                  234        114          109         59
                                    --------   --------     --------   --------
    Total interest income             11,986     10,937        6,025      5,422

INTEREST EXPENSE
  Other                                1,355      1,056          714        556
  Deposits                             5,619      4,939        2,815      2,466
                                    --------   --------     --------   --------
      Total interest expense           6,974      5,995        3,529      3,022
                                    --------   --------     --------   --------
      Net interest income              5,012      4,942        2,496      2,400

PROVISION FOR LOSSES ON LOANS             41         33           23         18
                                    --------   --------     --------   --------
  Net interest income after
    provision for losses on loans      4,971      4,909        2,473      2,382

NONINTEREST INCOME
  Fees and deposit service charges       859        730          473        342
  Real estate operations, net            188         54          198          6
  Other                                   89         74           48         38
  Mortgage servicing assets               13         26            3         10
  Gain on sale of investment
   securities                             42          -           42          -
                                    --------   --------     --------   --------

     Total noninterest income          1,191        884          764        396

NONINTEREST EXPENSE
  Compensation and benefits            2,068      2,024        1,044        995
  Occupancy and equipment                382        353          208        191
  Insurance expense                       48         68           24         24
  Other                                  687        710          357        349
                                    --------   --------     --------   --------
      Total noninterest expense        3,185      3,155        1,633      1,559

INCOME BEFORE TAXES ON INCOME          2,977      2,638        1,604      1,219

TAXES ON INCOME                        1,023        902          551        429
                                    --------   --------     --------   --------
   Net earnings                     $  1,954   $  1,736     $  1,053   $    790
                                    ========   ========     ========   ========
EARNINGS PER SHARE
  Basic                             $   1.05   $    .87     $    .57   $    .40
                                    ========   ========     ========   ========
  Diluted                           $   1.01   $    .84     $    .55   $    .39
                                    ========   ========     ========   ========






                    JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED MARCH 31 2001 AND 2000
                             (DOLLARS IN THOUSANDS)
                                   Unaudited

                                                               2001         2000
                                                            ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                $    1,954   $    1,736
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation                                                  161          145
     Amortization/Accretion of securities                            4            5
     Provision for losses on loans and real estate                  41           33
     Loans originated for sale                                 (10,399)     (10,823)
     Loans sold                                                 10,399       10,823
     Gain on sale of other real estate                            (131)         (72)
     Gain on loans sold                                            (16)         (26)
     Accrual of MRP awards                                          84           84
     ESOP compensation accrued                                      50           41
    Change in assets and liabilities:
       (Increase) decrease in accrued interest receivable           72          (35)
       (Increase) decrease in prepaid expenses and
         other assets                                              634          (36)
      Decrease in accrued expenses and other liabilities          (221)        (389)
       Decrease in deferred income                                 (19)         (68)
                                                            ----------   ----------
         Net cash provided by operating activities               2,613        1,418

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds on maturity of investment securities                 14,804        1,287
  Purchase of investment securities                             (8,990)        (500)
  Net principal payments (origination) on loans                 (3,297)      (4,500)
  Proceeds from sale of foreclosed real estate                      50           92
  Purchase of mortgage-backed securities                       (17,000)        (569)
  Principal paydowns on mortgage-backed securities               2,766        3,094
  Capital expenditures                                             (85)        (429)
  Purchase of stock in FHLB Dallas                                (394)         (87)
  Investment in real estate                                         32         (353)
                                                            ----------   ----------
         Net cash used in investing activities                 (12,114)      (1,974)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                      11,560          557
  Net decrease in advances for taxes and insurance              (2,120)      (2,001)
  Proceeds from Note payable                                         -            -
  Dividends paid                                                  (456)        (493)
  Advances from FHLB                                            32,000       10,000
  Payment of FHLB advances                                     (26,215)      (6,000)
  Purchase of Treasury stock                                    (1,514)      (2,168)
  Proceeds from exercise of stock options                           95            -
                                                            ----------   ----------
         Net cash provided by (used in) financing
           activities                                           13,350         (105)
                                                            ----------   ----------
         Net increase in cash and cash equivalents               3,849         (661)
                                                            ----------   ----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 7,521        6,568
                                                            ----------   ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $   11,370   $    5,907
                                                            ==========   ==========





                  JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE SIX MONTHS ENDED March 31, 2001
                            (DOLLARS IN THOUSANDS)
                                  Unaudited

                                                                     Total
                                                                 Stockholders'
                                                                    Equity
                                                                 -------------

Balance at September 30, 2000                                       $   34,089

    Net earnings                                          1,954
    Other comprehensive income - net change in
    unrealized gain on securities available for sale        847
                                                          -----
  Comprehensive income                                                   2,801
  Accrual of MRP awards                                                     84
  Accrual of ESOP compensation                                              50
  Cash dividends                                                          (456)
  Treasury shares purchased                                             (1,514)
  Proceeds from Exercise of Stock Options                                   95

Balance at March 31, 2001                                           $   35,149
                                                                    ==========






























                          JACKSONVILLE BANCORP, INC.
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2001 AND 2000


NOTE 1 - BASIS OF PRESENTATION
  The unaudited financial statements were prepared in accordance with instructions for Form 10-Q and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial statements have been included.
  The results of operations for the six-month and three-month periods ended March 31, 2001 and 2000 are not necessarily indicative of the results which may be expected for an entire fiscal year.

NOTE 2 - EARNINGS PER SHARE
  Basic earnings per share for the six and three month periods ended March 31, 2001 and 2000 have been computed by dividing net earnings by the weighted average number of shares outstanding. Shares controlled by the ESOP are accounted for in accordance with Statement of Position 93-6 under which unallocated shares are not considered in the weighted average number of shares of common stock outstanding. Diluted earnings per share have been computed, giving effect to outstanding stock purchase options by application of the treasury stock method.

  Following is a summary of shares used for calculating basic and diluted earnings per share:

                                Six Months Ended         Three Months Ended
                                    March 31,                 March 31,
                               2001         2000         2001         2000
                            ---------    ---------    ---------    ---------
  Basic EPS - Average
   shares outstanding       1,853,546    2,005,149    1,838,623    1,971,900
  Effect of dilutive
   stock options               80,334       56,581       91,805       46,064
                            ---------    ---------    ---------    ---------
  Diluted EPS - Average
   shares outstanding       1,933,880    2,061,730    1,930,428    2,017,964
                            =========    =========    =========    =========

NOTE 3 - RECLASSIFICATION OF PREVIOUS STATEMENTS
  Certain items previously reported have been reclassified to conform with the current period's reporting format.